Exhibit 6.9

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

ALTERNATIVE BALLISTICS CORPORATION,

A NEVADA CORPORATION

CONVERTIBLE NOTE

This Convertible Note (this “Note”) has been issued pursuant to a Subscription Agreement dated August 2, 2024 (the “Subscription Agreement”) between the Company and the holder of this Note (the “Noteholder”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Subscription Agreement, the provisions of which are incorporated herein by reference.

$1,000,000	Date: August 2, 2024

1. The Obligation. FOR VALUE RECEIVED, the undersigned, Alternative Ballistics Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of Solyco CAC LLC, a Michigan limited liability company, or its assigns (collectively, the “Noteholder”), in lawful money of the United States of America, and in immediately payable funds, the principal sum of $1,000,000 (the “Obligation”). The principal amount loaned by Noteholder to the Company shall accrue interest thereon from the date of this Note. Interest shall be paid according to Section 2 below and all amounts due under this Note shall be paid upon the Maturity Date set forth in Section 3 below. The Company has the right to assign this Note upon written notice to the Noteholder. (The Noteholder and the Company may be referred to individually as a “Party” and collectively as the “Parties” in this Note.)

2. Interest. The principal amount of this Note that may be outstanding from time to time shall bear interest at a rate equal to 14% per annum. Interest, if any, shall be computed hereunder based on a 365-day year and paid for the actual number of days elapsed for any whole or partial month in which principal is outstanding, which interest shall then be due and payable on the Maturity Date.

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3. Payment Terms. The principal and interest of this Note shall be due and payable to the Noteholder nine months from the date of this Note (the “Maturity Date”) unless all principal and interest due under this Note have been prepaid pursuant to Section 4 herein or converted pursuant to Section 5 herein. Payments are to be made to the Noteholder at its address stated in the Subscription Agreement (or such other address as is designated by the Noteholder) in lawful money of the United States of America. Unless otherwise specified, payments received by the Noteholder pursuant to the terms hereof shall be applied, first, to the payment of all expenses, charges, late payment fees, costs, and fees incurred by or payable to the Noteholder and for which the Company is obligated pursuant to the terms of this Note; second, to the payment of interest; and third, to the payment of principal.

4. Prepayment.

4.1. Prepayment. The Company shall have the right to prepay all or any portion of the Loan outstanding at any time; provided, however, in the event of a prepayment, the Company shall pay 120% of the Principal Balance plus accrued and unpaid interest on the original Principal Balance of the Note. The Company shall deliver a notice of prepayment to Noteholder, which notice shall specify a prepayment date not less than 15 nor more than 30 days from the date of such notice (the “Prepayment Date”); provided, however, that the Investor will continue to have the right to convert the Note until the close of business of the fifth business day prior to the Prepayment Date.

4.2 Repayment Upon a Qualified Offering. The Company shall immediately notify the Noteholder in the event a Qualified Offering (defined below) closes prior to the Maturity Date. Following such notice, the Noteholder has the option to (a) be repaid from the proceeds of the Qualified Offering within five days from the closing of the Qualified Offering by providing to the Company written notice of its intent to exercise such option for repayment within five days of the notice; or (b) in the event that the Noteholder does not exercise such option for repayment, then the Note shall automatically convert into shares of common stock 30 days following the closing of the Qualified Offering pursuant to the conversion terms set forth in Section 5. A “Qualified Offering” shall mean a public offering in the United States pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, with minimum gross proceeds of $5,000,000, pursuant to which the common stock is listed for trading on Nasdaq or a similar U.S. nationally-recognized stock exchange

5. Conversion

5.1 Conversion Price. The Principal Balance may be converted at any time prior to the Maturity Date at the option of the Company into shares of the Company’s common stock at the Conversion Price. The “Conversion Price” shall be such price equal to the lower of (i) a 30% discount to the “Qualified Offering Price,” which shall be defined as the price at which the Qualified Offering is consummated and (ii) any conversion price offered to other noteholders on notes issued subsequent to the date of this Note.

5.2 Voluntary Conversion. This Note is convertible at the option of the Noteholder, in Noteholder’s sole discretion, in whole or in part, at any time prior to the Maturity Date or payment in full of the Note, whichever occurs first, for all or any portion of principal or interest, into shares of Common Stock of the Company at the Conversion Price.

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5.3 Mechanics of Conversion. To effectuate a Voluntary Conversion, the Noteholder shall deliver to the Company a written Election to Convert, a form of which is attached hereto. Immediately upon receipt of the written Election to Convert, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Noteholder, and in such name or names as the Noteholder may designate, a certificate or other documentary evidence for the full number of shares of common stock (“Common Shares”) so purchased upon conversion of the Note. Such certificate or documentary evidence shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or documentary evidence representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Note shall be convertible, at the election of the Noteholder, either in full or from time to time in part and, in the event that the Note is converted in respect of less than all of the Common Shares specified therein at any time prior to the Maturity Date, a new Note evidencing the remaining portion of the indebtedness shall be issued by the Company to the Noteholder.

6. Representations, Warranties, and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents, warrants, and covenants to Noteholder that, as of the date hereof:

6.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

6.2 Authorization. All corporate action has been taken on the part of the Company, its officers, and directors necessary for the authorization, execution, and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note the valid and enforceable obligations they purport to be.

6.3 Compliance with Other Instruments. The Company is not in violation of or in default under its Articles of Incorporation, as amended to date, or in any material respect of any term or provision of any loan, promissory note, mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order, or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule, or regulation applicable to the Company. The execution and delivery of this Note by the Company, the performance by the Company of its obligations pursuant to this Notes, and the issuance of the Common Shares, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Articles of Incorporation, as amended to date, or of any of its agreements material to the Company or its business, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

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6.4 Valid Issuance of Common Shares. The Common Shares to be issued, sold, and delivered upon conversion of the Notes will be duly and validly issued, fully paid, and non- assessable and, based in part upon the representations and warranties of the Company in this Note, will be issued in compliance with all applicable federal and state securities laws.

7. Representations and Warranties of Noteholder. In connection with the transactions provided for herein, Noteholder hereby represents and warrants to the Company that, as of the date a Note is issued to such Noteholder:

7.1 Authorization. This Note constitutes such Noteholder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Such Noteholder represents that it has full power and authority to enter into this Note.

7.2 Purchase Entirely for Own Account. Such Noteholder acknowledges that this Note is made with such Noteholder in reliance upon such Noteholder’s representation to the Company that this Note and the Common Shares (collectively, the “Securities”) will be acquired for investment for such Noteholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Noteholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, such Noteholder further represents that such Noteholder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to the Securities. Notwithstanding the foregoing, such Noteholder shall have the right to transfer the Securities, all or in part, to any affiliate of Noteholder. Any such transferees shall execute and deliver appropriate documentation providing that the transferee agrees to be bound by the applicable provisions hereof.

7.3 Disclosure of Information. Such Noteholder acknowledges that they have received all the information they consider necessary or appropriate for deciding whether to acquire the Securities. Such Noteholder further represents that they have had an opportunity to ask questions and receive answers from the Company regarding the Company and this Note.

7.4 Investment Experience. Such Noteholder is an investor in securities of companies in the development stage and acknowledges that they able to fend for themselves; can bear the economic risk of this investment; and has such knowledge and experience in financial or business matters that he, she, or it is capable of evaluating the merits and risks of an investment in the Securities.

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7.5 Restricted Securities. Noteholder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. Such Noteholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

7.6 Legends. It is understood that the Securities may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.”

8. Default. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note, regardless of whether the Company has received notice of such non-payment;

(b) The material breach of any representation or warranty in this Note. In the event the Noteholder becomes aware of a breach of this Section, the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days’ notice to effect a cure of such breach;

(c) The material breach of any covenant or undertaking in this Note, not otherwise provided for in this Section. In the event the Noteholder becomes aware of a breach of this Section, the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days’ notice to effect a cure of such breach;

(d) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

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(e) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(f) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 30 days; or the issuance of any order, judgment, or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment, or decree remains undismissed for 30 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable. The Noteholder may also proceed against any guarantor of this obligation without waiving any rights under the terms of this Note.

9. Notice. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic transmission to the addresses of the Parties set forth in the Subscription Agreement. The persons and addresses set forth in the Notice provision of the Subscription Agreement may be changed from time to time by a notice sent as aforesaid. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

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10. Choice of Law. This Note and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

11. Exclusive Jurisdiction and Venue. The Parties agree that the state and federal courts in the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Note and the transactions contemplated herein.

12. Attorneys’ Fees. In the event the Noteholder or any assignee thereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

13. Conformity with Law. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

14. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of the date first set forth above.

COMPANY:

ALTERNATIVE BALLISTICS CORPORATION
a Nevada corporation

/s/ Steven Luna
By:	Steven Luna
Its:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SOLYCO CAC LLC,
a Michigan limited liability company

/s/ John Garcia
By:	John Garcia
Its:	Managing Director

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FORM OF ELECTION TO CONVERT

The undersigned, the holder(s) of the attached Note, hereby irrevocably elects to exercise the right to convert $___________of the Note into shares of Common Stock of Alternative Ballistics Corporation and request that the certificates for such securities be issued in the name of, and delivered to,________________________________________________.

Dated:	SIGNATURE:

(Signature must conform in all respects to name of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D. Number of Noteholder)

IF NOTE IS HELD JOINTLY, BOTH PARTIES MUST SIGN:

(Signature must conform in all respects to name of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D. Number of Joint Noteholder)

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